Exhibit 23.1



                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the registration of 1,800,000 shares of common stock under the The MacNeal-Schwendler Corporation 1991 Stock Option Plan and certain other rights of our report dated March 13, 1995 with respect to the consolidated financial statements of The MacNeal-Schwendler Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission

                                            /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP


Los Angeles, California
December 18, 1995